As filed with the Securities and Exchange Commission on July 12, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RESOURCE CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	20-2287134
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

712 Fifth Avenue

10th Floor

New York, NY 10019

(212) 974-1708

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Jonathan Z. Cohen

Chief Executive Officer

712 Fifth Avenue

10th Floor

New York, New York 10019

(212) 974-1708

(212) 245-6372 (Facsimile)

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

J. Baur Whittlesey, Esq.

Mark E. Rosenstein, Esq.

Ledgewood

1900 Market Street, Suite 750

Philadelphia, PA 19103

(215) 731-9450

(215) 735-2513 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,568,244	$13.92	$21,829,956	$670.18

(1)	Includes 1,568,244 shares of common stock issuable upon exercise of outstanding warrants.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. Based on the average of the high and low prices per share of Common Stock of the registrant as reported on the New York Stock Exchange on July 6, 2007.

The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities, in any state in which the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 12, 2007

PROSPECTUS

1,568,244 Shares

Common Stock

This prospectus is part of a registration statement that covers 1,568,244 shares of our common stock underlying warrants that were issued to our stockholders of record on January 4, 2006, including holders of restricted stock, as a dividend. The stockholders who received these warrants or their transferees are named in this prospectus as the selling shareholders. The selling shareholders may use this prospectus to resell the shares of common stock underlying the warrants, upon exercise of the warrants, from time to time on the New York Stock Exchange in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions. The selling shareholders and any underwriters, dealers or agents who participate in the distribution of common stock may be deemed to be “underwriters” under the Securities Act of 1933.

We will not receive any proceeds from the sale of the common stock by the selling shareholders. We will bear the costs and expenses of registering the common stock offered by the selling shareholders. Selling commissions, brokerage fees and any applicable stock transfer taxes will be payable by the selling shareholders.

Our common stock is traded on the New York Stock Exchange under the symbol “RSO.” On July 6, 2007, the last reported sales price for our common stock on the New York Stock Exchange was $13.84 per share.

YOU SHOULD READ THE SECTION ENTITLED “ RISK FACTORS” BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July __, 2007

You should rely only on the information provided or incorporated by reference in this prospectus or any supplement. Neither we nor any of the selling stockholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. The selling stockholders may sell, from time to time, in one or more offerings, the common stock described in this prospectus. This prospectus only provides you with a general description of the common stock the selling stockholders may offer. If required when the selling stockholders sell shares of common stock under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the common stock. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation by Reference.”

As used in this prospectus, unless the context suggests otherwise, the terms “we,” “us” and “our” refer to Resource Capital Corp. and its subsidiaries, “Manager” refers to Resource Capital Manager, Inc., our external manager and “Resource America” refers to Resource America, Inc. and its affiliated companies, including the Manager.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus or in any prospectus supplement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

Forward-looking statements contained or incorporated by reference in this prospectus or in any prospectus supplement are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make or which are incorporated by reference in this prospectus or in any prospectus supplement are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•	the factors described or incorporated by reference in this prospectus or in any prospectus supplement, including those set forth under the “Risk Factors” section;

•	our future operating results;

•	our business prospects;

•	general volatility of the securities markets in which we invest and the market price of our common stock;

•	changes in our business strategy;

ii

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates, the debt securities markets, real estate markets or the general economy;

•	increased rates of default and/or decreased recovery rates on our investments;

•	increased prepayments of the mortgage and other loans underlying our mortgage-backed securities or other asset-backed securities;

•	changes in governmental regulations, tax rates and similar matters;

•	availability of investment opportunities in commercial real estate-related and commercial finance assets;

•	the degree and nature of our competition;

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.

We caution you not to place undue reliance on these forward-looking statements which speak only as of the date of this prospectus, any prospectus supplement or the date of any document incorporated by reference in this prospectus or any prospectus supplement. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

iii

THE COMPANY

We are a specialty finance company that focuses primarily on commercial real estate and commercial finance. We qualify as a real estate investment trust, or REIT, for federal income tax purposes. Our objective is to provide our stockholders with total returns over time, including quarterly distributions and capital appreciation, while seeking to manage the risks associated with our investment strategy. We invest in a combination of commercial real estate debt and other real estate-related assets and, to a lesser extent, higher-yielding commercial finance assets. We finance a substantial portion of our portfolio investments through borrowing strategies seeking to match the maturities and repricing dates of our financings with the maturities and repricing dates of those investments, and to mitigate interest rate risk through derivative instruments.

We are externally managed and advised by the Resource Capital Manager, Inc., or the Manager, an indirect wholly-owned subsidiary of Resource America (NASDAQ: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate, and commercial finance sectors. We do not have any ownership interest in the Manager. It does not currently provide management or advisory services to other entities or clients, although our management agreement does not restrict it from doing so, except that it may not advise any new REIT that invests primarily in mortgage-backed securities, or MBS, in the United States. We do not control the assets or personnel of Resource America. Under our management agreement with the Manager and Resource America, the Manager is responsible for providing us with all management and support personnel and services necessary for our day-to-day operations. Neither we nor the Manager expect to have any employees of our own, nor does either of us expect to have any independent officers, although our chief financial officer is exclusively dedicated to our operations. We will, therefore be entirely dependent upon the Manager and Resource America for personnel and administrative infrastructure.

Our investments target the following asset classes:

Asset Class	Principal Investments
Commercial real estate-related assets

•        First mortgage loans, which we refer to as whole loans

•        First priority interests in first mortgage loans, which we refer to as A notes

•        Subordinated interests in first mortgage loans, which we refer to as B notes

•        Mezzanine debt related to commercial real estate that is senior to the borrower’s equity position but subordinated to other third-party financing

•        Commercial mortgage-backed securities, which we refer to as CMBS

Commercial finance assets	• Senior secured corporate loans, which we refer to as bank loans

•        Other asset-backed securities, which we refer to as other ABS, backed principally by small business and bank loans and, to a lesser extent, by consumer receivables

•        Equipment leases and notes, principally small- and middle-ticket commercial direct financing leases and notes

•        Trust preferred securities of financial institutions

•        Debt tranches of collateralized debt obligations, which we refer to as CDOs

•        Private equity investments, principally issued by financial institutions

Residential real estate-related assets	• Residential mortgage-backed securities, which we refer to as ABS-RMBS

We generate our income primarily from the spread between the revenues we receive from our assets and the cost to finance the purchase of those assets and hedge interest rate risks. We generate revenues from the interest we earn on our whole loans, A notes, B notes, mezzanine debt, CMBS, ABS-RMBS, other ABS, bank loans and payments on equipment leases and notes. The cost of borrowings to finance our investments comprises a significant part of our expenses. Our net income will depend on our ability to control these expenses relative to our revenue. In our commercial real estate loan portfolio, we use repurchase agreements as a short-term financing source, and collateralized debt obligations, which we refer to as CDOs, and, to a lesser extent, other term financing as a long-term financing source. In our ABS-RMBS, CMBS, other ABS, bank loans and equipment leases and notes, we use warehouse facilities as a short-term financing source and CDOs, and, to a lesser extent, other term financing as a long-term financing source. We expect that our other term financing will consist of long-term match-funded financing provided through long-term bank financing and asset-backed financing programs.

We have not adopted policies that require us to establish or maintain any specific asset allocations. As a result, we cannot predict the percentage of our assets that we will invest in each asset class or whether we will invest in other asset classes or investments. Investing in multiple asset classes does not reduce or eliminate many of the risks associated with our investment portfolio such as geographic concentration risk and credit risk. We may change our investment strategies and policies, and the percentage of assets that may be invested in each asset class, without a vote of our stockholders.

Because we elected and qualified to be taxed as a REIT and intend to operate our business so as to be excluded from regulation under the Investment Company Act of 1940, as amended, we are required to invest a majority of our assets in qualifying real estate assets, such as whole pool certificates which represent the entire beneficial interest in an underlying pool of mortgage loans, A notes, B notes with foreclosure rights on the underlying mortgages, mezzanine debt that is the functional equivalent of second mortgage loans, mortgage loans and other liens on and interests in real estate. Therefore, the percentage of our assets we may invest in other MBS, other B notes, other mezzanine debt, other ABS, bank loans, equipment leases and notes, trust preferred securities, private equity and other types of investments is limited, unless those investments comply with federal income tax requirements for REIT qualification and requirements that allow us to continue to be excluded from Investment Company Act regulation.

Our principal office is located at 712 Fifth Avenue, 10th Floor, New York, New York 10019 and our telephone number is (212) 974-1708. Our website is located at www.resourcecapitalcorp.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

You should consider the following risk factors together with all of the other information included in this prospectus in evaluating an investment in our securities. If any of the following risks occurs, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our securities could decline and you may lose some or all of your investment.

Risks Related to Our Business

We have a limited operating history. We may not be able to operate our business successfully or generate sufficient revenue to make distributions to our stockholders.

We have only a limited operating history. We commenced operations on March 8, 2005. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not be able to execute our investment strategy or achieve our investment objectives and that the value of your investment could decline substantially. Our ability to achieve returns for our stockholders depends on our ability both to generate sufficient cash flow to pay distributions and to achieve capital appreciation, and we cannot assure you that we will do either.

We depend on the Manager and Resource America and may not find suitable replacements if the management agreement terminates.

We have no employees. Our officers, portfolio managers, administrative personnel and support personnel are employees of Resource America. We have no separate facilities and completely rely on the Manager and, because the Manager has no direct employees, Resource America, which has significant discretion as to the implementation of our operating policies and investment strategies. If our management agreement terminates, we may be unable to find a suitable replacement for them. Moreover, we believe that our success depends to a significant extent upon the experience of the Manager’s and Resource America’s executive officers and senior portfolio managers, and in particular Edward E. Cohen, Jonathan Z. Cohen, Steven J. Kessler, Jeffrey D. Blomstrom, David J. Bryant, Thomas C. Elliott, Christopher D. Allen, Gretchen Bergstresser, David Bloom, Crit DeMent, Alan F. Feldman and Andrew P. Shook, whose continued service is not guaranteed. The departure of any of the executive officers or senior portfolio managers could harm our investment performance.

The Manager and Resource America have only limited prior experience managing a REIT and we cannot assure you that their past experience will be sufficient to successfully manage our business.

The federal income tax laws impose numerous constraints on the operations of REITs. The executive officers of the Manager and Resource America have only limited prior experience managing assets under these constraints, which may hinder the Manager’s ability to achieve our investment objectives.

We must pay the Manager the base management fee regardless of the performance of our portfolio.

The Manager is entitled to receive a monthly base management fee equal to 1/12 of our equity, as defined in the management agreement, times 1.50%, regardless of the performance of our portfolio. The Manager’s entitlement to substantial non-performance based compensation might reduce its incentive to devote its time and effort to seeking profitable opportunities for our portfolio. This in turn could hurt our ability to make distributions to our stockholders.

The incentive fee we pay the Manager may induce it to make riskier investments.

In addition to its base management fee, the Manager will receive incentive compensation, payable quarterly, equal to 25% of the amount by which our net income, as defined in the management agreement, exceeds the weighted average prices for our common stock in all of our offerings multiplied by the greater of 2.00% or 0.50% plus one-fourth of the average 10-year treasury rate for such quarter, multiplied by the weighted average number of common shares outstanding during the quarter. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead the Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. Investments with higher yields generally have higher risk of loss than investments with lower yields.

The Manager manages our portfolio pursuant to very broad investment guidelines and our board does not approve each investment decision, which may result in our making riskier investments.

The Manager is authorized to follow very broad investment guidelines. While our directors periodically review our investment guidelines and our investment portfolio, they do not review all of our proposed investments. In addition, in conducting periodic reviews, the directors may rely primarily on information provided to them by the Manager. Furthermore, the Manager may use complex strategies, and transactions entered into by the Manager may be difficult or impossible to unwind by the time they are reviewed by the directors. The Manager has great latitude within the broad investment guidelines in determining the types of investments it makes for us. Poor investment decisions could impair our ability to make distributions to our stockholders.

We may change our investment strategy without stockholder consent, which may result in riskier investments than those currently targeted.

Subject to maintaining our qualification as a REIT and our exclusion from regulation under the Investment Company Act, we may change our investment strategy, including the percentage of assets that may be invested in each class, or in the case of securities, in a single issuer, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy may increase our exposure to interest rate and real estate market fluctuations, all of which may reduce the market price of our common stock and impair our ability to make distributions to you. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this prospectus.

Our management agreement was not negotiated at arm’s-length and, as a result, may not be as favorable to us as if it had been negotiated with a third party.

Our officers and two of our directors, Edward E. Cohen and Jonathan Z. Cohen, are officers or directors of the Manager and Resource America. As a consequence, our management agreement was not the result of arm’s-length negotiations and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Termination of the management agreement by us without cause is difficult and could be costly.

Termination of our management agreement without cause is difficult and could be costly. We may terminate the management agreement without cause only annually following its initial term upon the affirmative vote of at least two-thirds of our independent directors or by a vote of the holders of at least a majority of our outstanding common stock, based upon unsatisfactory performance by the Manager that is materially detrimental to us or a determination that the management fee payable to the Manager is not fair. Moreover, with respect to a determination that the management fee is not fair, the Manager may prevent termination by accepting a mutually acceptable reduction of management fees. We must give not less than 180 days’ prior notice of any termination. Upon any termination without cause, the Manager will be paid a termination fee equal to four times the sum of the average annual base management fee and the average annual incentive compensation earned by it during the two 12-month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

The Manager and Resource America may engage in activities that compete with us.

Our management agreement does not prohibit the Manager or Resource America from investing in or managing entities that invest in asset classes that are the same as or similar to our targeted asset classes, except that they may not raise funds for, sponsor or advise any new publicly-traded REIT that invests primarily in MBS in the United States. The Manager’s policies regarding resolution of conflicts of interest may be varied by it if economic, market, regulatory or other conditions make their application economically inefficient or otherwise impractical. Moreover, our officers, other than our chief financial officer, and the officers, directors and employees of Resource America who provide services to us are not required to work full time on our affairs, and anticipate devoting significant time to the affairs of Resource America. As a result, there may be significant conflicts between us, on the one hand, and the Manager and Resource America on the other, regarding allocation of the Manager’s and Resource America’s resources to the management of our investment portfolio.

Our Manager’s liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities.

Our Manager does not assume any responsibility under the management agreement other than to render the services called for under it, and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Resource America, the Manager, their directors, managers, officers, employees and affiliates will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders for acts performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. We have agreed to indemnify the parties for all damages and claims arising from acts not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

We leverage our portfolio, which may reduce the return on our investments and cash available for distribution.

We currently leverage our portfolio through securitizations, including CDOs, repurchase agreements, secured term facilities, warehouse facilities, issuance of trust preferred securities, bank credit facilities and other forms of borrowing. We are not limited in the amount of leverage we may use. The amount of leverage we use will vary depending on the availability of credit facilities, our ability to structure and market securitizations, the asset classes we leverage and the cash flows from the assets being financed. Our use of leverage subjects us to risks associated with debt financing, including the risks that:

•	the cash provided by our operating activities will not be sufficient to meet required payments of principal and interest,

•	the cost of financing will increase relative to the income from the assets financed, reducing the income we have available to pay distributions, and

•

our investments may have maturities that differ from the maturities of the related financing and, consequently, the risk that the terms of any refinancing we obtain will not be as favorable as the terms of existing financing.

If we are unable to secure refinancing on acceptable terms, we may be forced to dispose of some of our assets upon disadvantageous terms or to obtain financing at unfavorable terms, either of which may result in losses to us or reduce the cash flow available to meet our debt service obligations or to pay distributions.

Financing that we obtain, and particularly securitization financing such as CDOs, may require us to maintain a specified ratio of the amount of the financing to the value of the assets financed. A decrease in the value of these assets may lead to margin calls or calls for the pledge of additional assets which we will have to satisfy. We may not have sufficient funds or unpledged assets to satisfy any such calls.

Growth in our business operations may strain the infrastructure of the Manager and Resource America, which could increase our costs, reduce our profitability and reduce our cash available for distribution and our stock price. Failure to grow may harm our ability to achieve our investment objectives.

Our ability to achieve our investment objectives depends on our ability to grow, which will depend on the ability of the Manager to identify investments that meet our investment criteria and to obtain financing on acceptable terms. Our ability to grow also depends upon the ability of the Manager and Resource America to successfully hire, train, supervise and manage any personnel needed to discharge their duties to us under our management agreement. Our business operations may strain the management infrastructure of the Manager and Resource America, which could increase our costs, reduce our profitability and reduce either or both of the distributions we can pay or the price at which our common stock trades.

We operate in a highly competitive market for investment opportunities, which may result in higher prices, lower yields and a narrower net interest spread for our investments, and may inhibit the growth or delay the diversification of our portfolio.

A number of entities compete with us to make the types of investments that we seek to make. We compete with other REITs, public and private investment funds, commercial and investment banks, commercial finance companies and other debt-oriented investors. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives substantially similar to ours. Some of our competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments or establish more investment sourcing relationships than us. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time or be able to identify and make investments that are consistent with our investment objectives. Competition for desirable investments may result in higher prices, lower yields and a narrower net interest spread. If competition has these effects, our earnings and ability to pay distributions could be reduced.

Failure to procure adequate capital and funding may decrease our profitability and our ability to make distributions, reducing the market price of our common stock.

We depend upon the availability of adequate funding and capital for our operations. As a REIT, we must distribute annually at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, to our stockholders and are therefore not able to retain significant amounts of our earnings for new investments. Moreover, although Resource TRS, our TRS, may retain earnings as new capital, we are subject to REIT qualification requirements which limit the relative value of TRS stock and securities to the other assets owned by a REIT. Consequently, we will depend upon the availability of financing and additional capital to execute our investment strategy. If sufficient financing or capital is not available to us on acceptable terms, we may not be able to achieve anticipated levels of profitability either due to the lack of funding or an increase in funding costs and our ability to make distributions and the price of our common stock may decline.

We intend to finance some of our investments through CDOs in which we will retain the equity. CDO equity receives distributions from the CDO only if the CDO generates enough income to first pay the holders of its debt securities and its expenses.

We seek to finance our commercial real estate-related loans, ABS-RMBS, CMBS and commercial finance assets through CDOs in which we will retain the equity interest. A CDO is a special purpose vehicle that purchases collateral that is expected to generate a stream of interest or other income. The CDO issues various classes of securities that participate in that income stream, typically one or more classes of debt instruments and a class of equity securities. The equity interests are subordinate in right of payment to all other securities issued by the CDO. The equity is usually entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the debt securities and other expenses. However, there will be little or no income available to the CDO equity if there are excessive defaults by the issuers of the underlying collateral. In that event, the value of our investment in the CDO’s equity could decrease substantially. In addition, the equity securities of CDOs are generally illiquid, and because they represent a leveraged investment in the CDO’s assets, the value of the equity securities will generally have greater fluctuations than the value of the underlying collateral.

The use of CDO financings with over-collateralization requirements may reduce our cash flow.

We expect that the terms of CDOs we may use to finance our portfolio will generally require the principal amount of the assets forming the collateral pool to exceed the principal balance of the CDOs, commonly referred to as “over-collateralization.” Typically, in a CDO if the delinquencies or losses exceed specified levels, which are generally established based on the analysis by the rating agencies or a financial guaranty insurer of the characteristics of the assets collateralizing the CDOs, the amount of over-collateralization required increases or may be prevented from decreasing from what would otherwise be permitted if losses or delinquencies did not exceed those levels. Other tests, based on delinquency levels or other criteria, may restrict our ability to receive net income from assets collateralizing the obligations. Before structuring any CDO issuances, we will not know the actual terms of the delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant terms. If our assets fail to perform as anticipated, we may be unable to comply with these terms, which would reduce or eliminate our cash flow from our CDO financings and, as a result, our net income and ability to make distributions.

Declines in the market values of our investments may reduce periodic reported results, credit availability and our ability to make distributions.

We classify a substantial portion of our assets for accounting purposes as “available-for-sale.” As a result, changes in the market values of those assets are directly charged or credited to stockholders’ equity. A decline in these values will reduce the book value of our assets. Moreover, if the decline in value of an available-for-sale asset is other than temporary, such decline will reduce earnings.

A decline in the market value of our assets may also adversely affect us in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we could have to sell the assets under adverse market conditions. As a result, a reduction in credit availability may reduce our earnings and, in turn, cash available to make distributions.

Loss of our exclusion from regulation under the Investment Company Act would require significant changes in our operations and could reduce the market price of our common stock and our ability to make distributions.

In order to be excluded from regulation under the Investment Company Act, we must comply with the requirements of one or more of the exclusions from the definition of investment company. Because we conduct our business through wholly-owned subsidiaries, we must ensure not only that we qualify for an exclusion from regulation under the Investment Company Act, but also that each of our subsidiaries so qualifies. If we fail to qualify for an exclusion, we could be required to restructure our activities or register as an investment company. Either alternative would require significant changes in our operations and could reduce the market price of our common stock. For example, if the market value of our investments in assets other than qualifying real estate assets or real estate-related assets were to increase beyond the levels permitted under the Investment Company Act exclusion upon which we rely or if assets in our portfolio were deemed not to be qualifying real estate assets as a result of SEC staff guidance, we might have to sell those assets or acquire additional qualifying real estate assets in order to maintain our exclusion. Any such sale or acquisition could occur under adverse market conditions. If we were required to register as an investment company, our use of leverage to fund our investment strategies would be significantly limited, which would limit our profitability and ability to make distributions, and we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons, portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

Rapid changes in the values of our real-estate related investments may make it more difficult for us to maintain our qualification as a REIT or exclusion from regulation under the Investment Company Act.

If the market value or income potential of our real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate-related investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exclusion from the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of many of our non-real estate assets. We may have to make investment decisions that we otherwise would not make absent REIT qualification and Investment Company Act considerations.

We are highly dependent on information systems. Systems failures could significantly disrupt our business.

Our business is highly dependent on communications and information systems. Any failure or interruption of our systems could cause delays or other problems in our securities trading activities which could harm our operating results, cause the market price of our common stock to decline and reduce our ability to make distributions.

If we issue debt securities, the terms may restrict our ability to make cash distributions, require us to obtain approval to sell our assets or otherwise restrict our operations in ways which could make it difficult to execute our investment strategy and achieve our investment objectives.

Any debt securities we may issue in the future will likely be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior securities may be granted the right to hold a perfected security interest in certain of our assets, to accelerate payments due under the indenture, to restrict distributions, and to require approval to sell assets. These covenants could make it more difficult to execute our investment strategy and achieve our investment objectives. Additionally, any convertible or exchangeable securities that we issue may have rights, preferences and privileges more favorable than those of our common stock. We, and indirectly our stockholders, will bear the cost of issuing and servicing such securities.

Terrorist attacks and other acts of violence or war may affect the market for our common stock, the industry in which we conduct our operations and our profitability.

Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly impact the property underlying our ABS or the securities markets in general. Losses resulting from these types of events are uninsurable.

More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. Adverse economic conditions could harm the value of the property underlying our ABS or the securities markets in general which could harm our operating results and revenues and may result in the volatility of the value of our securities.

Risks Related to Our Investments

Increases in interest rates and other factors could reduce the value of our investments, result in reduced earnings or losses and reduce our ability to pay distributions.

A significant risk associated with our investment in commercial real estate-related loans, ABS-RMBS, CMBS and other debt instruments is the risk that either or both of long-term and short-term interest rates increase significantly. If long-term rates increase, the market value of our assets would decline. Even if the mortgages underlying any agency ABS-RMBS we may own in the future are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, those guarantees do not protect against declines in market value of the related ABS-RMBS caused by interest rate changes. At the same time, because of the short-term nature of the financing we expect to use to acquire our investments and to hold ABS-RMBS, an increase in short-term interest rates would increase our interest expense, reducing our net interest spread. This could result in reduced profitability and distributions.

We invest in ABS-RMBS backed by sub-prime residential mortgage loans which are subject to higher delinquency, foreclosure and loss rates than mid-prime or prime residential mortgage loans, which could result in losses to us.

We hold investment grade and non-investment grade mortgage-backed securities representing interests in pools of residential mortgage loans, some of which may be characterized as sub-prime loans. Sub-prime residential mortgage loans are made to borrowers who have poor or limited credit histories and, as a result, do not qualify for traditional mortgage products. Because of their credit histories, sub-prime borrowers have materially higher rates of delinquency, foreclosure and loss compared to mid-prime and prime credit quality borrowers. As a result, investments in ABS-RMBS backed by sub-prime residential mortgage loans may have higher risk of loss than investments in ABS-RMBS backed by mid-prime and prime residential mortgage loans. As of March 31, 2007, our investment in mortgage pools containing sub-prime loans was limited to a $27 million investment in the equity interest of one collateralized debt obligation.

In addition, to the extent that the credit quality of this or any future ABS-RMBS investments is adversely affected by exposure to the sub-prime or other aspects of the U.S. residential real estate market, and we or (if we rely upon or are affected by a third party valuation) a third party determine to mark down the estimated value of that investment, we may be required to repay some portion or all of any related financing as a result of requirements to maintain specified levels of asset value, provisions relating to the amount of permissible borrowings to asset value or otherwise. While we believe that we have properly recorded the carrying value of all of our investments, third parties may value these investments differently than us, which may affect our cost of financing these investments.

Investing in mezzanine debt and mezzanine or other subordinated tranches of CMBS, bank loans and other ABS involves greater risks of loss than senior secured debt investments.

Subject to maintaining our qualification as a REIT and exclusion from regulation under the Investment Company Act, we will invest in mezzanine debt and expect to invest in mezzanine or other subordinated tranches of CMBS, bank loans and other ABS. These types of investments carry a higher degree of risk of loss than senior secured debt investments such as our ABS-RMBS investments because, in the event of default and foreclosure, holders of senior liens will be paid in full before mezzanine investors and, depending on the value of the underlying collateral at the time of foreclosure, there may not be sufficient assets to pay all or any part of amounts owed to mezzanine investors. Moreover, our mezzanine and other subordinate debt investments may have higher LTV ratios than conventional senior lien financing, resulting in less equity in the collateral and increasing the risk of loss of principal. If a borrower defaults or declares bankruptcy, we may be subject to agreements restricting or eliminating our rights as a creditor, including rights to call a default, foreclose on collateral, accelerate maturity or control decisions made in bankruptcy proceedings. In addition, the prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to economic downturns or individual issuer developments. An economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of instruments underlying the securities to make principal and interest payments may be impaired. In such event, existing credit support relating to the securities’ structure may not be sufficient to protect us against loss of our principal.

The B notes in which we invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

A B note is a loan typically secured by a first mortgage on a single large commercial property or group of related properties and subordinated to a senior note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B note owners after payment to the senior note owners. Since each transaction is privately negotiated, B notes can vary in their structural characteristics and risks. For example, the rights of holders of B notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B note investment we will make. Further, B notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties. B notes also are less liquid than other forms of commercial real estate debt investments, such as CMBS, and, as a result we may be unable to dispose of underperforming or non-performing investments. The higher risks associated with the subordinate position of our B note investments could subject us to increased risk of losses.

Our assets likely will include trust preferred securities of financial institutions, or CDOs collateralized by these securities, which may have greater risks of loss than senior secured loans.

Subject to maintaining our qualification as a REIT and exclusion from regulation under the Investment Company Act, we expect that we will invest in the trust preferred securities of financial institutions or CDOs collateralized by these securities. Investing in these securities will involve a higher degree of risk than investing in senior secured loans, including the following:

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Trust preferred securities, which are issued by a special purpose trust, typically are collateralized by a junior subordinated debenture of the financial institution and that institution’s guarantee, and thus are subordinate and junior in right of payment to most of the financial institution’s other debt.

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Trust preferred securities often will permit the financial institution to defer interest payments on its junior subordinated debenture, deferring dividend payments by the trust on the trust preferred securities, for specified periods.

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If trust preferred securities are collateralized by junior subordinated debentures issued by the financial institution’s holding company, dividend payments may be affected by regulatory limitations on the amount of dividends, other distributions or loans a financial institution can make to its holding company, which typically are the holding company’s principal sources of funds for meeting its obligations, including its obligations under the junior subordinated debentures.

As a result, a holder of trust preferred securities may be limited in its ability both to enforce its payment rights and to recover its investment upon default. Moreover, any deferral of dividends on the trust preferred securities in which we may invest will reduce the funds available to us to make distributions which, in turn, could reduce the market price of our common stock.

We invest in small- and middle-ticket equipment leases and notes to small- and mid-size businesses which may have greater risks of default than leases or loans to larger businesses.

We invest in small- and middle-ticket equipment leases and notes. Many of the obligors are small- to mid-size businesses. As a result, we may be subject to higher risks of lease default than if our obligors were larger businesses. While we will seek to repossess and re-lease or sell the equipment subject to a defaulted lease or note, we may not be able to do so on advantageous terms. If an obligor files for protection under the bankruptcy laws, we may experience difficulties and delays in recovering the equipment. Moreover, the equipment may be returned in poor condition and we may be unable to enforce important lease provisions against an insolvent obligor, including the contract provisions that require the obligor to return the equipment in good condition. In some cases, an obligor’s deteriorating financial condition may make trying to recover what the obligor owes impractical. The costs of recovering equipment upon an obligor’s default, enforcing the obligor’s obligations under the lease, and transporting, storing, repairing and finding a new obligor or purchaser for the equipment may be high. Higher than expected lease defaults will result in a loss of anticipated revenues. These losses may impair our ability to make distributions and reduce the market price of our common stock.

Private equity investments involve a greater risk of loss than traditional debt financing.

Private equity investments are subordinate to debt financing and are not secured. Should the issuer default on our investment, we would only be able to proceed against the entity that issued the private equity in accordance with the terms of the security, and not any property owned by the entity. Furthermore, in the event of bankruptcy or foreclosure, we would only be able to recoup our investment after any lenders to the entity are paid. As a result, we may not recover some or all of our investment, which could result in losses.

Some of our portfolio investments will be recorded at fair value as estimated by our management and reviewed by our board of directors and, as a result, there will be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are not publicly traded, including the securities of Resource TRS. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We will value these investments quarterly at fair value as determined under policies approved by our board of directors. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock would likely decrease if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

Some of our investments may be illiquid, which may result in our realizing less than their recorded value should we need to sell such investments quickly.

We have made investments, and expect to make additional investments, in securities that are not publicly traded. A portion of these securities may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. If we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. In addition, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we, the Manager or Resource America has or could be attributed with material non-public information regarding such business entity.

We may enter into repurchase or warehouse agreements in connection with our planned investment in the equity securities of CDOs and if the investment in the CDO is not consummated, the collateral will be sold and we must bear any loss resulting from the purchase price of the collateral exceeding the sale price up to the amount of our investment or guaranty.

In connection with our investment in CDOs that the Manager structures for us, we enter into repurchase or warehouse agreements with investment banks or other financial institutions, pursuant to which the institutions will initially finance the purchase of the collateral that will be transferred to the CDOs. The Manager will select the collateral. If the CDO transaction is not consummated, the institution would liquidate the collateral and we would have to pay any amount by which the original purchase price of the collateral exceeds its sale price up to the amount of our investment or guaranty, subject to negotiated caps, if any, on our exposure. In addition, regardless of whether the CDO transaction is consummated, if any of the collateral is sold before the consummation, we will have to bear any resulting loss on the sale up to the amount of our investment or guaranty.

We may not be able to acquire eligible securities for a CDO issuance, or may not be able to issue CDO securities on attractive terms, which may require us to seek more costly financing for our investments or to liquidate assets.

During the accumulation period for our CDOs, we are subject to the risk that we will not be able to acquire a sufficient amount of eligible assets to maximize the efficiency of a CDO issuance. In addition, conditions in the capital markets may make the issuance of CDOs less attractive to us when we do have a sufficient pool of collateral. If we are unable to issue a CDO to finance these assets, we may have to seek other forms of potentially less attractive financing or otherwise to liquidate the assets at a price that could result in a loss of all or a portion of the cash and other collateral backing our purchase commitment or require us to make payments under any guaranties we have given.

We may have to repurchase assets that we have sold in connection with CDOs and other securitizations.

If any of the assets that we originate or acquire and sell or securitize does not comply with representations and warranties that we make about their characteristics, the borrowers and the underlying assets, we may have to purchase these assets from the CDO or securitization vehicle, or replace them with substitute loans or securities. In addition, in the case of loans or securities that we have sold instead of retained, we may have to indemnify purchasers for losses or expenses incurred as a result of a breach of a representation or warranty. Any significant repurchases or indemnification payments could materially reduce our liquidity, earnings and ability to make distributions.

An increase in our borrowing costs relative to the interest we receive on our assets may impair our profitability, and thus our cash available for distribution to our stockholders.

We use short-term borrowings, principally repurchase agreements, to initially finance our commercial real estate portfolio. As these short-term borrowings mature, we will be required either to enter into new borrowings or to sell certain of our investments at times when we might otherwise not choose to do so. We also use a secured term facility to finance our direct financing leases and notes. An increase in short-term interest rates at the time that we seek to enter into new borrowings would reduce the spread between the income on our assets and the cost of our borrowings. This would reduce returns on our assets, which would reduce earnings and, in turn, cash available for distribution to our stockholders.

Termination events contained in our repurchase agreements increase the possibility that we will be unable to maintain adequate capital and funding and may reduce cash available for distribution.

The occurrence of an event of default under our repurchase agreements may cause commercial real estate investment transactions to be terminated early. Events of default include failure to complete an agreed upon repurchase transaction, failure to comply with margin and margin repayment requirements, the commencement by us of a bankruptcy, insolvency or similar proceeding or filing of a petition against us under bankruptcy, insolvency or similar laws, or admission of an inability to, or intention not to, perform our obligation under the agreement. The occurrence of an event of default or termination event would give our counterparty the option to terminate all repurchase transactions existing with us and make any amount due by us to the counterparty payable immediately. If outstanding repurchase transactions terminate and we are unable to negotiate more favorable funding terms, our financing costs will increase. This may reduce the amount of capital we have available for investing and/or may impair our ability to make distributions. In addition, we may have to sell assets at a time when we might not otherwise choose to do so.

We will lose money on our repurchase transactions if the counterparty to the transaction defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of the term or if we default on our obligations under the repurchase agreement.

When we engage in a repurchase transaction, we generally sell securities to the transaction counterparty and receive cash from the counterparty. The counterparty must resell the securities back to us at the end of the term of the transaction, which is typically 30-90 days. Because the cash we receive from the counterparty when we initially sell the securities to the counterparty is less than the market value of those securities, typically about 60% to 85% of that value, if the counterparty defaults on its obligation to resell the securities back to us we will incur a loss on the transaction. We will also incur a loss if the value of the underlying securities has declined as of the end of the transaction term, as we will have to repurchase the securities for their initial value but would receive securities worth less than that amount. Any losses we incur on our repurchase transactions could reduce our earnings, and thus our cash available for distribution to our stockholders.

A prolonged economic slowdown, recession or decline in real estate values could impair our investments and harm our operating results.

Many of our investments may be susceptible to economic slowdowns or recessions or declines in real estate values, which could lead to financial losses on our investments and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and reduce or eliminate our earnings and ability to make distributions.

We may be exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate through foreclosure on collateral underlying real estate investments. If we do take title to any property, we could be subject to environmental liabilities with respect to it. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs they incur as a result of environmental contamination, or may have to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial and could reduce our income and ability to make distributions.

Our hedging transactions may not completely insulate us from interest rate risk and may result in poorer overall investment performance than if we had not engaged in any hedging transactions.

Subject to maintaining our qualification as a REIT, we pursue various hedging strategies to seek to reduce our exposure to losses from adverse changes in interest rates. Our interest rate hedging activity varies in scope depending upon market conditions relating to, among other factors, the level and volatility of interest rates and the type of assets we hold. There are practical limitations on our ability to insulate our portfolio from all of the negative consequences associated with changes in short-term interest rates, including:

•	Available interest rate hedges may not correspond directly with the interest rate risk against which we seek protection.

•	The duration of the hedge may not match the duration of the related liability.

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Interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates. Hedging costs may include structuring and legal fees and fees payable to hedge counterparties to execute the hedge transaction.

•	Losses on a hedge position may reduce the cash available to make distributions to stockholders, and may exceed the amounts invested in the hedge position.

•	The amount of income that a REIT may earn from hedging transactions, other than through a TRS, is limited by federal tax provisions governing REITs.

•	The credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction.

•	The party owing money in the hedging transaction may default on its obligation to pay.

We have adopted written policies and procedures governing our hedging activities. Under these policies and procedures, our board of directors is responsible for approving the types of hedging instruments we may use, absolute limits on the notional amount and term of a hedging instrument and parameters for the credit-worthiness of hedge counterparties. The senior managers responsible for each of our targeted asset classes are responsible for executing transactions using the services of independent interest rate risk management consultants, documenting the transactions, monitoring the valuation and effectiveness of the hedges, and providing reports concerning our hedging activities and the valuation and effectiveness of our hedges, to the audit committee of our board of directors no less often than quarterly. Our guidelines also require us to engage one or more experienced third party advisors to provide us with assistance in the identification of interest rate risks, the analysis, selection and timing of risk protection strategies, the administration and negotiation of hedge documentation, settlement or disposition of hedges, compliance with hedge accounting requirements and measurement of hedge effectiveness and valuation.

Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of the positions or prevent losses if the values of the positions decline. Hedging transactions may also limit the opportunity for gain if the values of the portfolio positions should increase. Moreover, we may not be able to hedge against an interest rate fluctuation that is generally anticipated by the market.

The success of our hedging transactions will depend on the Manager’s ability to correctly predict movements of interest rates. Therefore, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks of default by the hedging counterparty and illiquidity.

Subject to maintaining our qualification as a REIT, part of our investment strategy involves entering into puts and calls on securities or indices of securities, interest rate swaps, caps and collars, including options and forward contracts, and interest rate lock agreements, principally Treasury lock agreements, to seek to hedge against mismatches between the cash flows from our assets and the interest payments on our liabilities. Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we entered into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we seek to reserve the right to terminate our hedging positions, we may not always be able to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. A liquid secondary market may not exist for hedging instruments purchased or sold, and we may have to maintain a position until exercise or expiration, which could result in losses.

We may enter into hedging instruments that could expose us to unexpected losses in the future.

We may enter into hedging instruments that would require us to fund cash payments in the future under certain circumstances, for example, upon the early termination of the instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the instrument. The amount due would be equal to the unrealized loss of the open positions with the counterparty and could also include other fees and charges. These losses will be reflected in our financial results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

Increased levels of prepayments on our MBS might decrease our net interest income or result in a net loss.

Pools of mortgage loans underlie the MBS that we acquire. We generally will receive payments from the payments that are made on these underlying mortgage loans. When we acquire MBS, we anticipate that the underlying mortgages will prepay at a projected rate generating an expected yield. When borrowers prepay their mortgage loans faster than expected, this results in corresponding prepayments on the mortgage-related securities and may reduce the expected yield. Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayment rates also may be affected by other factors, including conditions in the housing and financial markets, general economic conditions and the relative interest rates on adjustable-rate and fixed-rate mortgage loans. No strategy can completely insulate us from prepayment or other such risks. As a result, in periods of declining rates, owners of MBS may have more money to reinvest than anticipated and be required to invest it at the lower prevailing market rates. Conversely, in periods of rising rates, owners of MBS may have less money to invest than anticipated at the higher prevailing rates. This volatility in prepayment rates also may affect our ability to maintain targeted amounts of leverage on our MBS portfolio and may result in reduced earnings or losses for us and reduce or eliminate the cash available for distribution.

Our real estate debt investments will be subject to the risks inherent in the real estate securing or underlying those investments which could result in losses to us.

Commercial mortgage loans are secured by, and mezzanine loans depend on, the performance of the underlying, multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss, that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by or dependent upon an income-producing property typically depends primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things:

•	tenant mix, success of tenant businesses and property management decisions;

•	property location and condition;

•	competition from comparable types of properties;

•	changes in laws that increase operating expense or limit rents that may be charged;

•	any need to address environmental contamination at the property;

•	the occurrence of any uninsured casualty at the property;

•	changes in national, regional or local economic conditions and/or specific industry segments;

•	declines in regional or local real estate values;

•	declines in regional or local rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	transitional nature of a property being converted to an alternate use;

•	increases in costs of construction material;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	acts of God, terrorism, social unrest and civil disturbances.

Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency and foreclosure, and risks of loss. The ability of a borrower to repay these loans is dependent upon the borrower’s income or assets. A number of factors, including a national, regional or local economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. Economic problems specific to a borrower, such as loss of a job or medical problems, may also impair a borrower’s ability to repay his or her loan.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which would reduce our cash flow from operations. Foreclosure of a mortgage loan can be an expensive and lengthy process which could reduce our return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy as determined by the bankruptcy court, and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Our assets will include bank loans, other ABS and private equity investments, which will carry higher risks of loss than our real estate-related portfolio.

Subject to maintaining our qualification as a REIT and exclusion from regulation under the Investment Company Act, we invest in bank loans and other ABS. Our bank loan investments or our other ABS investments, which are principally backed by small business and bank loans, may not be secured by mortgages or other liens on assets or may involve higher LTV ratios than our real estate-related investments. Our bank loan investments, and our ABS backed by loans, may involve one or more loans that have an interest-only payment schedule or a schedule that does not fully amortize principal over the term of the loan, which will make repayment of the loan depend upon the borrower’s liquidity or ability to refinance the loan at maturity. Numerous factors affect a borrower’s ability to repay or refinance loans at maturity, including national and local economic conditions, a downturn in a borrower’s industry, loss of one or more principal customers and conditions in the credit markets. A deterioration in a company’s financial condition or prospects may be accompanied by a deterioration in the collateral for the bank loan or any ABS backed by such company’s loans.

In addition, private equity investments may also have a greater risk of loss than senior secured or other financing since such investments are subordinate to debt of the issuer, are not secured by property underlying the investment and may be illiquid, depending upon the existence of a market for the issuer’s securities, the length of time we have held the investment and any rights we may have to require registration under the Securities Act.

Our due diligence may not reveal all of an entity’s liabilities and other weaknesses in its business.

Before investing in the securities of any issuer, we will assess the strength and skills of the issuer’s management, the value of any collateral securing debt securities, the ability of the issuer and the collateral to service the debt and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly-organized entities because there may be little or no information publicly available about the entities or, with respect to debt securities, any underlying collateral. Our due diligence processes, however, may not uncover all facts that may be relevant to an investment decision.

Risks Related to Our Organization and Structure

Our charter and bylaws contain provisions that may inhibit potential acquisition bids that you and other stockholders may consider favorable, and the market price of our common stock may be lower as a result.

Our charter and bylaws contain provisions that may have an anti-takeover effect and inhibit a change in our board of directors. These provisions include the following:

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There are ownership limits and restrictions on transferability and ownership in our charter. For purposes of assisting us in maintaining our REIT qualification under the Internal Revenue Code, our charter generally prohibits any person from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of any class or series of our outstanding capital stock. This restriction may:

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discourage a tender offer or other transactions or a change in the composition of our board of directors or control that might involve a premium price for our shares or otherwise be in the best interests of our stockholders; or

•	result in shares issued or transferred in violation of such restrictions being automatically transferred to a trust for a charitable beneficiary, resulting in the forfeiture of those shares.

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Our charter permits our board of directors to issue stock with terms that may discourage a third party from acquiring us. Our board of directors may amend our charter without stockholder approval to increase the total number of authorized shares of stock or the number of shares of any class or series and issue common or preferred stock having preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of stock with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price.

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Our charter and bylaws contain other possible anti-takeover provisions. Our charter and bylaws contain other provisions that may have the effect of delaying or preventing a change in control of us or the removal of existing directors and, as a result, could prevent our stockholders from being paid a premium for their common stock over the then-prevailing market price.

Maryland takeover statutes may prevent a change in control of us, and the market price of our common stock may be lower as a result.

Maryland Control Share Acquisition Act. Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” will have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. The act defines “control shares” as voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power. A “control share acquisition” means the acquisition of control shares, subject to specific exceptions.

If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders’ meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act then, subject to specific conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. Our bylaws contain a provision exempting acquisitions of our shares from the Maryland Control Share Acquisition Act. However, our board of directors may amend our bylaws in the future to repeal this exemption.

Business combinations. Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transferor issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Our charter limits the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our charter authorizes us to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present or former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers.

Our right to take action against the Manager is limited.

The obligation of the Manager under the management agreement is to render its services in good faith. It will not be responsible for any action taken by our board of directors or investment committee in following or declining to follow its advice and recommendations. Furthermore, as discussed above under “—Risks Related to Our Business,” it will be difficult and costly for us to terminate the management agreement without cause. In addition, we will indemnify the Manager, Resource America and their officers and affiliates for any actions taken by them in good faith.

We have not established a minimum distribution payment level and we cannot assure you of our ability to make distributions in the future. We may in the future use uninvested offering proceeds or borrowed funds to make distributions.

We expect to make quarterly distributions to our stockholders in amounts such that we distribute all or substantially all of our taxable income in each year, subject to certain adjustments. We have not established a minimum distribution payment level, and our ability to make distributions may be impaired by the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We may not be able to make distributions in the future. In addition, some of our distributions may include a return of capital. To the extent that we decide to make distributions in excess of our current and accumulated taxable earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes. A return of capital is not taxable, but it has the effect of reducing the holder’s tax basis in its investment. Although we currently do not expect that we will do so, we have in the past and may in the future also use proceeds from any offering of our securities that we have not invested or borrowed funds to make distributions. If we use uninvested offering proceeds to pay distributions in the future, we will have less funds available for investment and, as a result, our earnings and cash available for distribution would be less than we might otherwise have realized had such funds been invested. Similarly, if we borrow to fund distributions, our future interest costs would increase, thereby reducing our future earnings and cash available for distribution from what they otherwise would have been.

Tax Risks

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy various tests regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our common stock. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our investment performance.

In particular, at least 75% of our assets at the end of each calendar quarter must consist of real estate assets, government securities, cash and cash items. For this purpose, “real estate assets” generally include interests in real property, such as land, buildings, leasehold interests in real property, stock of other entities that qualify as REITs, interests in mortgage loans secured by real property, investments in stock or debt instruments during the one-year period following the receipt of new capital and regular or residual interests in a real estate mortgage investment conduit, or REMIC. In addition, the amount of securities of a single issuer, other than a TRS, that we hold must generally not exceed either 5% of the value of our gross assets or 10% of the vote or value of such issuer’s outstanding securities.

Certain of the assets that we hold or intend to hold, including interests in CDOs or corporate leveraged loans, are not qualified and will not be qualified real estate assets for purposes of the REIT asset tests. ABS-RMBS and CMBS securities should generally qualify as real estate assets. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property, those securities are likely not qualifying real estate assets for purposes of the REIT asset test, and will not produce qualifying real estate income. Further, whether securities held by warehouse lenders or financed using repurchase agreements are treated as qualifying assets or as generating qualifying real estate income for purposes of the REIT asset and income tests depends on the terms of the warehouse or repurchase financing arrangement.

We generally will be treated as the owner of any assets that collateralize CDO transactions to the extent that we retain all of the equity of the securitization vehicle and do not make an election to treat such securitization vehicle as a TRS, as described in further detail below. It may be possible to reduce the impact of the REIT asset and gross income requirements by holding certain assets through our TRSs, subject to certain limitations as described below.

Our qualification as a REIT and exemption from U.S. federal income tax with respect to certain assets may be dependent on the accuracy of legal opinions or advice rendered or given or statements by the issuers of securities in which we invest, and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate level tax.

When purchasing securities, we have relied and may rely on opinions or advice of counsel for the issuer of such securities, or statements, made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes, and also to what extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and produce income which qualifies under the 75% REIT gross income test. In addition, when purchasing CDO equity, we have relied and may rely on opinions or advice of counsel regarding the qualification of interests in the debt of such CDOs for U.S. federal income tax purposes. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

We may realize excess inclusion income that would increase our tax liability and that of our stockholders.

If we realize excess inclusion income and allocate it to stockholders, this income cannot be offset by net operating losses of the stockholders. If the stockholder is a tax-exempt entity, then this income would be fully taxable as unrelated business taxable income under Section 512 of the Internal Revenue Code. If the stockholder is a foreign person, it would be subject to federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty.

Excess inclusion income could result if we hold a residual interest in a REMIC. Excess inclusion income also could be generated if we issue debt obligations, such as certain CDOs, with two or more maturities and the terms of the payments on these obligations bore a relationship to the payments that we received on our mortgage related securities securing those debt obligations, i.e., if we were to own an interest in a taxable mortgage pool. While we do not expect to acquire significant amounts of residual interests in REMICs, we do own residual interests in taxable mortgage pools, which means that we will likely generate significant amounts of excess inclusion income.

If we realize excess inclusion income, we will be taxed at the highest corporate income tax rate on a portion of such income that is allocable to the percentage of our stock held in record name by “disqualified organizations,” which are generally cooperatives, governmental entities and tax-exempt organizations that are exempt from unrelated business taxable income. To the extent that our stock owned by “disqualified organizations” is held in record name by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for the corporate level tax on the portion of our excess inclusion income allocable to the stock held by the broker/dealer or other nominee on behalf of “disqualified organizations.” We expect that disqualified organizations will own our stock. Because this tax would be imposed on us, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of us or a portion of our assets as a taxable mortgage pool. A regulated investment company or other pass through entity owning stock in record name will be subject to tax at the highest corporate rate on any excess inclusion income allocated to its owners that are disqualified organizations. Finally, if we fail to qualify as a REIT, our taxable mortgage pool securitizations will be treated as separate corporations, for federal income tax purposes that cannot be included in any consolidated corporate tax return.

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to our stockholders.

We believe that we have been organized and operated in a manner that has enabled us to qualify as a REIT for federal income tax purposes commencing with our taxable year ended on December 31, 2005. However, the federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis.

If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we will be subject to federal income tax, including any applicable alternative minimum tax on our taxable income, at regular corporate rates. Distributions to stockholders would not be deductible in computing our taxable income. Corporate tax liability would reduce the amount of cash available for distribution to our stockholders. Under some circumstances, we might need to borrow money or sell assets in order to pay that tax. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for the statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income, determined without regard to the dividends paid deduction and not including net capital gains, to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify. In addition, if we fail to qualify as a REIT, our taxable mortgage pool securitizations will be treated as separate corporations for U.S. federal income tax purposes.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.

In order to qualify as a REIT, in each calendar year we must distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

•	85% of our ordinary income for that year,

•	95% of our capital gain net income for that year, and

•	100% our undistributed taxable income from prior years.

We intend to make distributions to our stockholders in a manner intended to satisfy the 90% distribution requirement and to distribute all or substantially all of our net taxable income to avoid both corporate income tax and the 4% nondeductible excise tax. There is no requirement that a domestic TRS distribute its after-tax net income to its parent REIT or their stockholders and Resource TRS may determine not to make any distributions to us. However, non-U.S. TRSs, will generally be deemed to distribute their earnings to us on an annual basis for federal income tax purposes, regardless of whether such TRSs actually distribute their earnings.

Our taxable income may substantially exceed our net income as determined by GAAP because, for example, realized capital losses will be deducted in determining our GAAP net income but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, referred to as phantom income. Although some types of phantom income are excluded to the extent they exceed 5% of our REIT taxable income in determining the 90% distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to any phantom income items if we do not distribute those items on an annual basis. As a result, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or times that we regard as unfavorable in order to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

If we make distributions in excess of our current and accumulated earnings and profits, they will be treated as a return of capital, which will reduce the adjusted basis of your stock. To the extent such distributions exceed your adjusted basis, you may recognize a capital gain.

Unless you are a tax-exempt entity, distributions that we make to you generally will be subject to tax as ordinary income to the extent of our current and accumulated earnings and profits as determined for federal income tax purposes. If the amount we distribute to you exceeds your allocable share of our current and accumulated earnings and profits, the excess will be treated as a return of capital to the extent of your adjusted basis in your stock, which will reduce your basis in your stock but will not be subject to tax. To the extent the amount we distribute to you exceeds both your allocable share of our current and accumulated earnings and profits and your adjusted basis, this excess amount will be treated as a gain from the sale or exchange of a capital asset. For risks related to the use of uninvested offering proceeds or borrowings to fund distributions to stockholders, see “—Risks Related to Our Organization and Structure—We have not established a minimum distribution payment level and we cannot assure you of our ability to make distributions in the future.”

Our ownership of and relationship with our TRSs will be limited and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the securities of one or more TRSs. A TRS may earn specified types of income or hold specified assets that would not be qualifying income or assets if earned or held directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns, whether or not it distributes that income to us. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Resource TRS will pay federal, state and local income tax on its taxable income, and its after-tax net income is available for distribution to us but is not required to be distributed to us. Income that is not distributed to us by Resource TRS will not be subject to the REIT 90% distribution requirement and therefore will not be available for distributions to our stockholders. We anticipate that the aggregate value of the securities of Resource TRS, together with the securities we hold in our other TRSs, including Apidos CDO I, Apidos CDO III and Apidos Cinco CDO, will be less than 20% of the value of our total assets, including our TRS securities. We will monitor the compliance of our investments in TRSs with the rules relating to value of assets and transactions not on an arm’s-length basis. We cannot assure you, however, that we will be able to comply with such rules.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge mortgage-backed securities and related borrowings. Under these provisions, our annual gross income from qualifying and non-qualifying hedges of our borrowings, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our gross income. In addition, our aggregate gross income from non-qualifying hedges, fees and certain other non-qualifying sources cannot exceed 5% of our annual gross income determined without regard to income from qualifying hedges. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through Resource TRS. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were able to sell or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans and may limit the structures we utilize for our securitization transactions even though such sales or structures might otherwise be beneficial to us.

Tax law changes could depress the market price of our common stock.

The federal income tax laws governing REITs or the administrative interpretations of those laws may be amended at any time. We cannot predict when or if any new federal income tax law or administrative interpretation, or any amendment to any existing federal income tax law or administrative interpretation, will become effective and any such law or interpretation may take effect retroactively. Tax law changes could depress our stock price or restrict our operations.

Dividends paid by REITs do not qualify for the reduced tax rates provided for under current law.

Dividends paid by REITs are generally not eligible for the reduced 15% maximum tax rate for dividends paid to individuals under recently enacted tax legislation. The more favorable rates applicable to regular corporate dividends could cause stockholders who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stock of non-REIT corporations that pay dividends to which more favorable rates apply, which could reduce the value of the stocks of REITs.

We may lose our REIT qualification or be subject to a penalty tax if the Internal Revenue Service successfully challenges our characterization of income inclusions from our foreign TRSs.

We likely will be required to include in our income, even without the receipt of actual distributions, earnings from our foreign TRSs, including from our current and contemplated equity investments in CDOs, such as our investment in Apidos CDO I, Apidos CDO III and Apidos Cinco CDO. We intend to treat certain of these income inclusions as qualifying income for purposes of the 95% gross income test applicable to REITs but not for purposes of the REIT 75% gross income test. The provisions that set forth what income is qualifying income for purposes of the 95% gross income test provide that gross income derived from dividends, interest and other enumerated classes of passive income qualify for purposes of the 95% gross income test. Income inclusions from equity investments in our foreign TRSs are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no clear precedent with respect to the qualification of such income for purposes of the REIT gross income tests. However, based on advice of counsel, we intend to treat such income inclusions, to the extent distributed by a foreign TRS in the year accrued, as qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, it is possible that the IRS could successfully take the position that it is not qualifying income. In the event that it was determined not to qualify for the 95% gross income test, we would be subject to a penalty tax with respect to the income to the extent it and other nonqualifying income exceeds 5% of our gross income and/or we could fail to qualify as a REIT. See “Federal Income Tax Consequences of Our Qualification as a REIT.” In addition, if such income was determined not to qualify for the 95% gross income test, we would need to invest in sufficient qualifying assets, or sell some of our interests in our foreign TRSs to ensure that the income recognized by us from our foreign TRSs or such other corporations does not exceed 5% of our gross income, or cease to qualify as a REIT.

The failure of a loan subject to a repurchase agreement or a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

We have entered into and we intend to continue to enter into sale and repurchase agreements under which we nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we have been and will be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that the agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

In addition, we have acquired and will continue to acquire mezzanine loans, which are loans secured by equity interest in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We have acquired and will continue to acquire mezzanine loans that may not meet all of the requirements for reliance on this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge the loan’s treatment as a real estate asset for purposes of the REIT asset and income tests, and if the challenge were sustained, we could fail to qualify as a REIT.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the common stock by the selling stockholders. All proceeds from the resale of the common stock will be solely for the accounts of the selling stockholders.

SELLING STOCKHOLDERS

We are registering the shares covered by this prospectus on behalf of the selling stockholders who, on January 13, 2006, were paid a special dividend consisting of warrants to purchase our common stock. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $15.00 per share. Stockholders received one warrant for each ten shares of common stock held. We will identify the selling stockholders and provide information regarding their share ownership in a Form 8-K to be filed subsequent to the date hereof or in a prospectus filed pursuant to Rule 424(b)(7) subsequent to the date hereof, which will include: (i) the names of the selling stockholders, (ii) the nature of any position, office or other material relationship that each selling stockholder has had within the last three years with us or any of our predecessors or affiliates, (iii) the number of shares held by each selling stockholder before and after the offering, (iv) the percentage of common stock held by each selling stockholder after the offering and (v) the number of shares of our common stock being offered by each selling stockholder. We provided the selling stockholders with registration rights in connection with the issuance of warrants and are fulfilling our obligation to such selling stockholders by registering the shares of common stock covered by this prospectus. We are registering the shares to permit the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares from a selling stockholder as a gift, partnership distribution or other transfer after the date of this prospectus to resell the shares.

PLAN OF DISTRIBUTION

The shares of the common stock listed in the table appearing in the “Selling Stockholders” section of this prospectus are being registered to permit the selling stockholders to sell shares they receive upon exercise of their warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of these shares by the selling stockholders. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The sales may be made on the New York Stock Exchange, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in privately negotiated transactions. The selling stockholders may effect these transactions by selling the shares to or through broker-dealers. The selling stockholders may sell their shares in one or more of, or a combination of:

•	a block trade in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by a broker-dealer for its account under this prospectus;

•	an exchange distribution in accordance with the rules of the exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	short sales of shares;

•	privately negotiated transactions;

•	a combination of any such methods of sale; and

•	any other lawful method.

The selling stockholders may also sell their shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. If the plan of distribution involves an arrangement with a broker-dealer for the sale of shares through a block trade, special offering, or secondary distribution or a purchase by a broker or dealer, the amendment or supplement will disclose:

•	the name of each selling shareholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which the shares were sold;

•	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

•	that a broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares under this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the loaned shares, or upon a default the broker-dealer may sell the pledged shares under this prospectus.

In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended, in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than under this prospectus.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period beginning on the later of one business day prior to the determination of the offering price or such time that a person becomes a distribution participant, and ending upon such person’s completion of participation in the distribution. In addition, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act and the associated rules and regulations under the Securities Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

We will bear the costs of registering the shares other than commissions and discounts, if any, attributable to the sales of the shares which shall be borne by the selling stockholders. The selling stockholders have agreed to indemnify us against claims that arise out of specified violations, to the extent that the violation occurs in reliance upon written information furnished to us by the selling stockholders for use in connection with the registration statement. We have agreed to indemnify the selling stockholders against specified liabilities, including violations under the Securities Act and the Securities Exchange Act.

We have agreed to maintain the effectiveness of this registration statement until the earlier of (i) the second anniversary of the initial effective date of the registration statement, (ii) such date as the selling stockholders have sold all of their common stock pursuant to the registration statement or distributed to the public pursuant to Rule 144 under the Securities Act, (iii) the date on which, in the opinion of our counsel, the shares not held by our affiliates are saleable pursuant to Rule 144(k) under the Securities Act or (iv) the date on which the shares are sold to us or our subsidiaries. The selling stockholders may sell all, some or none of the shares offered by this prospectus.

DESCRIPTION OF CAPITAL STOCK AND WARRANTS

The following is a summary description of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 500,000,000 shares of common stock and 100,000,000 shares of preferred stock, both having par value $0.001 per share. As of July 6, 2007, we had 25,117,235 shares of common stock outstanding and no shares of preferred stock outstanding. Under Maryland law, our stockholders are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, distributions and voting and, when issued and paid for, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock will be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may be specified otherwise in the terms of any class or series of our common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors and holders of less than a majority of such shares will be unable to elect any director.

Warrants

On January 13, 2006, we issued 1,568,244 warrants to our stockholders of record on January 4, 2006, including holders of restricted stock, as a dividend. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $15.00 per share. Stockholders received one warrant for each 10 shares of common stock held. If an existing stockholder owned shares in other than a ten-share increment, the stockholder received an additional warrant. The warrants will expire on January 13, 2009, and became exercisable on January 13, 2007. The exercise price of the warrants, and the number of shares issuable upon exercise of the warrants is subject to adjustment in the event of payment of a stock dividend with respect to, or a distribution of shares of, our common stock, a combination or reclassification of our common stock, or a consolidation or merger.

Power to Reclassify Unissued Shares of Our Capital Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Before issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Internal Revenue Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the second half of any calendar year.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock. Our board may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT. Our board has waived the ownership limit for Omega Advisors, in its capacity as the manager of funds and investment accounts, and Resource America. Our board has set Omega’s and Resource America’s ownership limit at 15% of our outstanding capital stock in the aggregate, provided that no one of Omega’s funds or accounts can own more than 9.8% of our outstanding capital stock. Our board may reduce each of these ownership limits at its discretion; however, any such reduction will not be effective as to shares then owned by Omega’s funds and accounts or by Resource America in excess of the reduced limit. Each such fund or account would be deemed to be a separate holder for Internal Revenue Code purposes.

Our charter also prohibits any person from:

•

beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, and

•	transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust (as described below), will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our qualification as a REIT.

Our charter provides that, until all classes of our equity securities are “publicly-traded” for purposes of resolutions issued by the U.S. Department of Labor regarding assets of benefit plans, which we refer to as the DOL Plan Asset Regulations, equity participation in any class of our capital stock by benefit plan investors is limited to less than 25% in the aggregate, disregarding for such purposes any stock held by persons or their affiliates who have discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets (such as the Manager and its affiliates), so that such participation in that class of our stock by benefit plan investors will not be deemed to be “significant.”

Any attempted transfer of our stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) before the date of the transfer. If, for any reason, the transfer to the trust does not occur, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid before our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of:

•

the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust, and

•

the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, before our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift), and

•	the market price on the date we, or our designee, accept the offer.

We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner must provide us such additional information as we may request in order to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner must, upon demand, provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interests of our stockholders.

Registration Rights

In connection with our March 2005 private offering, we entered into a registration rights agreement with Credit Suisse Securities (USA) LLC on behalf of the holders of common stock issued in the private offering. Pursuant to that agreement, we included in the registration statement covering our February 2006 initial public offering 1,879,200 shares of common stock offered by certain selling stockholders who purchased shares of our common stock originally issued and sold in the private placement. We also agreed, among other things, to file a shelf registration statement no later than March 31, 2006 for the resale of their shares. A registration statement covering the resale of 14,450,800 shares was declared effective on February 21, 2007. We agreed to cause the shelf registration statement to remain effective until the first to occur of (a) the disposition of all shares of common stock sold in the private placement under a registration statement or pursuant to Rule 144, (b) the date on which the shares of common stock sold in the private placement are saleable under Rule 144(k) under the Securities Act or (c) the date that is two years after the effective date of the shelf registration statement. In connection with our January 2006 issuance of warrants to purchase 1,568,244 shares of our common stock to our stockholders, we agreed to file a shelf registration statement, of which this prospectus forms a part, with respect to the underlying shares of common stock on or before July 12, 2007. We also have agreed to register shares of restricted stock and shares of common stock underlying options issued to the Manager upon completion of the private offering and shares of common stock issued to the Manager as incentive compensation under our management agreement.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW

AND OUR CHARTER AND BYLAWS

The following summarizes material provisions of Maryland law and our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The Maryland General Corporation Law, or the MGCL, and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. We expect that these provisions may discourage certain coercive takeover practices and inadequate takeover bids and may encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than five nor more than 15. Our bylaws currently provide that any vacancy may be filled by a majority of the remaining directors, except a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders, and until a successor is duly elected and qualifies. However, our charter provides that, at such time as we have at least three independent directors and a class of our common or preferred stock is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the board of directors. Accordingly, at such time, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only

•	pursuant to our notice of the meeting,

•	by the board of directors or

•

by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only

•	pursuant to our notice of the meeting,

•	by the board of directors or

•

provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions, which have been first declared advisable by our board of directors, by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Our bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter.

Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, but does not include the acquisition of shares (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this subtitle, or (iii) under a merger, consolidation, or share exchange effected under Subtitle 1 of the Control Share Acquisition Act if the corporation is a party to the merger, consolidation, or share exchange.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds stockholder vote for the removal of any director from the board, as well as require such removal be for cause (as defined in our charter), (b) unless called by our chairman of the board, our president, our chief executive officer or the board, require the request of holders of a majority of outstanding shares to call a special meeting and (c) vest in the board of exclusive power to fix the number of directorships. Our charter also provides that at such time as Subtitle 8 becomes applicable to us, our board will have the exclusive power to fill vacancies on the board, by a vote of the remaining directors, and such vacancies will be filled until the end of the term of the class of directors in which the vacancy occurred.

FEDERAL INCOME TAX CONSEQUENCES OF OUR QUALIFICATION AS A REIT

This section summarizes the material federal income tax considerations that you, as a stockholder, may consider relevant. Ledgewood has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein fairly summarizes the federal income tax consequences that are likely to be material to a holder of our shares of common stock. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “—Taxation of Tax-Exempt Stockholders” below), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “— Taxation of Non-U.S. Stockholders” below).

The statements in this section are based on the current federal income tax laws. We cannot assure you that new laws, interpretations of law, court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our common stock and of our election to be taxed as a REIT.

Taxation of Our Company

We elected to be taxed as a REIT under the federal income tax laws effective for our initial taxable year ending on December 31, 2005. We believe that, commencing with such taxable year, we have been organized and operated in such a manner so as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we have qualified or will continue to operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with, and prior to the issuance of any securities pursuant to this prospectus, we expect to receive the opinion of Ledgewood, our legal counsel, to the effect that, commencing with our taxable year ended on December 31, 2005, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the federal income tax laws, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the federal income tax laws. It must be emphasized that an opinion of counsel is expressed as of the date given, is based on various assumptions relating to the organization and operation of us and our affiliates, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code and the Treasury regulations issued thereunder, including requirements relating to the nature and composition of our assets and income. Our ability to comply with the REIT asset requirements also depends, in part, upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. For a discussion of the federal income tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on our net taxable income that we distribute to our stockholders, but taxable income generated by Resource TRS will be subject to regular corporate income tax. However, our stockholders will generally be taxed on dividends that they receive at ordinary income rates unless such dividends are designated by us as capital gain dividends, return of capital or qualified dividend income. This differs from non-REIT C corporations, which generally are subject to federal corporate income taxes but whose individual and certain non-corporate trust and estate stockholders are generally taxed on dividends they receive at the 15% rate on qualified dividend income, and whose corporate stockholders generally receive the benefits of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. In general, income earned by a REIT and distributed to its stockholders will be subject to less federal income taxation than if such income were earned by a non-REIT C corporation, subjected to corporate income tax, and then distributed and taxed to stockholders.

While we generally are not subject to corporate income taxes on income that we distribute currently to stockholders, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to stockholders.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•

We will pay a 100% tax on net income earned on sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test due to reasonable cause and not willful neglect, as described below under “—Requirements for Qualification—Gross Income Tests,” and nonetheless continue to qualify as a REIT, we will pay a 100% tax on the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

•

In the event of a failure of any of the asset tests (other than certain de minimis failures of the 5% and 10% asset tests), as described below under “—Requirements for Qualification—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect and we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the violation is due to reasonable cause, we may retain our qualification as a REIT but will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during a calendar year at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income from earlier periods,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and a TRS that are not conducted on an arm’s-length basis.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

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the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

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If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held by “disqualified organizations.” Similar rules will also apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “—Requirements for Qualification—Taxable Mortgage Pools.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

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any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•	any rural electrical or telephone cooperative.

We have subsidiaries or own interests in other lower-tier entities that are corporations, including domestic TRSs, the earnings of which are subject to U.S. federal corporate income tax.

We do not currently intend to hold REMIC residual interests but it is likely that we directly or through a qualified REIT subsidiary of ours will own residual interests in taxable mortgage pools, such as our interest in Ischus CDO II.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest, including Resource TRS, will be subject to federal corporate income tax on its taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

•	It is managed by one or more trustees or directors.

•	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

•	It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

•	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

•	At least 100 persons are beneficial owners of its shares or ownership certificates.

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Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

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It elects to be a REIT, or has made such an election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

•	It meets certain other qualification tests, described below, regarding the nature of its income and assets.

We must meet the first four requirements during our entire taxable year and must meet the fifth requirement during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The fifth and sixth requirements will apply to us beginning with our 2006 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated the sixth requirement, we will be deemed to have satisfied the sixth requirement for that taxable year. For purposes of determining share ownership under the sixth requirement, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of the sixth requirement.

We believe that we have issued sufficient common stock with sufficient diversity of ownership to satisfy the fifth and sixth requirements. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our common stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.”

If we comply with regulatory rules pursuant to which we are required to send annual letters to our stockholders requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet the sixth requirement, we will be treated as having met the requirement.

In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain our REIT qualification, use a calendar year for federal income tax purposes, and comply with the record keeping requirements of the Internal Revenue Code and regulations promulgated thereunder which we have satisfied or intend to satisfy.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (described in “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries. A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries,” or TRSs. A TRS is generally a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

We have jointly elected with Resource TRS to treat Resource TRS as our TRS. As a TRS, Resource TRS will be subject to federal income tax, and state and local income tax where applicable, on its taxable income. To the extent that Resource TRS is required to pay taxes, it will have less cash available for distribution to us. If Resource TRS pays dividends to us, then the dividends we pay to our stockholders who are taxed as individuals, up to the amount of dividends we receive from Resource TRS, will generally be eligible to be taxed at the reduced 15% rate applicable to qualified dividend income. See “—Taxation of Taxable U.S. Stockholders.” The decision as to whether Resource TRS will distribute its after-tax income to us will be made on a periodic basis, subject to our compliance with the 20% asset test.

We have made a TRS election with respect to Apidos CDO I, Apidos CDO III and Apidos Cinco CDO, and we anticipate that we will likely continue to make TRS elections with respect to certain entities that issue equity interests to us pursuant to CDO securitizations. The Internal Revenue Code and the Treasury regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. Certain U.S. stockholders of such non-U.S. corporations are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. Apidos CDO I, Apidos CDO III, Apidos Cinco CDO and, we expect, certain of the additional CDO vehicles in which we may invest and with which we will jointly make a TRS election, will be organized as Cayman Islands companies and will either rely on such exemption or otherwise operate in a manner so that they will not be subject to U.S. federal income tax on their net income. Therefore, despite such contemplated entities’ anticipated status as TRSs, such entities would generally not be subject to U.S. federal corporate income tax on their earnings. However, we will likely be required to include in our income, on a current basis, the earnings of these TRSs. This could affect our ability to comply with the REIT income tests and distribution requirements. See “—Gross Income Tests” and “—Distribution Requirements.”

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

The Ischus CDO II securitization of mortgage loans is classified as a taxable mortgage pool securitization.

We likely will continue to make investments or enter into financing and securitization transactions, similar to Ischus CDO II, that give rise to us being considered to own an interest in one or more taxable mortgage pools. Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. The portion of the REIT’s assets, held directly or through a qualified REIT subsidiary that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not affect the tax status of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the tax liability on the REIT and the REIT’s stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a taxable mortgage pool.

A portion of our income from a taxable mortgage pool arrangement, which might be non-cash accrued income, or “phantom” taxable income, could be treated as “excess inclusion income” and allocated to our stockholders. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a REMIC residual interest or taxable mortgage pool interest over (ii) the sum of an amount for each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This non-cash or “phantom” income would be subject to the distribution requirements that apply to us and could therefore adversely affect our liquidity. See “—Distribution Requirements.”

Our excess inclusion income would be allocated among our stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders and (iv) in the case of a stockholder that is a REIT, a regulated investment company or common trust fund, would be considered excess inclusion income of such entity.

Excess inclusion income is taxable (at the highest corporate tax rates) to us, rather than our stockholders, to the extent allocable to our shares held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations). Nominees who hold our shares on behalf of disqualified organizations are subject to this tax on the portion of our excess inclusion income allocable to the common stock held on behalf of disqualified organizations. A regulated investment company or other pass-through entity owning our common stock in record name will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations. In addition, we will withhold on dividends paid to non-U.S. stockholders with respect to the excess inclusion portion of dividends paid to such shareholders without regard to any treaty exception or reduction in tax rate.

The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, regulated investment company or REIT investors, foreign investors and taxpayers with net operating losses should consult their tax advisors with respect to excess inclusion income.

If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, or we fail to qualify as a REIT, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We currently do not have, and currently do not intend to form, any subsidiary in which we own some, but less than all, of the ownership interests that are or will become taxable mortgage pools, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

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income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” that we enter into in the normal course of our business to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but will be included in the denominator for purposes of the 75% gross income test). We will monitor the amount of our non-qualifying income and we will manage our investment portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying, “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

The interest, original issue discount, and market discount income that we receive from our mortgage-related assets generally, including B notes, will be qualifying income for purposes of both gross income tests. We expect that some of our loans, which we have called mezzanine loans, will not be secured by a direct interest in real property. Instead, such loans will be secured by ownership interests in a non-corporate entity owning real property. In Revenue Procedure 2003-65, the Internal Revenue Service established a safe harbor under which interest from loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as qualifying income for both the 75% and 95% gross income tests, and the loans will be treated as qualifying assets for the purposes of the 75% asset test, provided several requirements are satisfied. Some of our mezzanine loans, however, may not qualify for that safe harbor. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive law. In situations where a loan is secured by interests in non-corporate entities but not all of the requirements of the safe harbor are met, the interest income from the loan will be qualifying income for purposes of the 95% gross income test, but potentially will not be qualifying income for purposes of the 75% gross income test. In addition, some of our loans will not be secured by mortgages on real property or interests in real property. Our interest income from those loans will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Further, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Equipment Lease Income. Any income we receive as lease payments from equipment leases in which we may invest will be qualifying income for purposes of the 95% gross income test only if the lease is considered a “financing lease” and not a “true lease” for federal income tax purposes. Although the classification of a lease as a “financing lease” or a “true lease” is sometimes a difficult one, where the fixed rents during the base term of the lease are sufficient for the lessor to recover its entire investment in the equipment plus a market interest rate of return, and the lessor is not entitled to any substantial residual value of its equipment, the lease will be characterized as a “financing lease.” It is expected that all of our equipment leases will be structured in that manner and thus the interest component of the payments received will qualify for the 95% gross income test. In no event will income from equipment leases qualify for the 75% gross income test.

Fee Income. We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by Resource TRS, will not be included for purposes of the gross income tests.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

We intend to treat certain income inclusions received with respect to our current and contemplated equity investments in non-U.S. TRSs, such as Apidos CDO I, Apidos CDO III and Apidos Cinco CDO, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. The provisions that set forth what income is qualifying income for purposes of the 95% gross income test provide that gross income derived from dividends, interest and certain other enumerated classes of passive income qualify for purposes of the 95% gross income test. Income inclusions from equity investments in our foreign TRSs are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no clear precedent with respect to the qualification of such income for purposes of the REIT gross income tests. However, based on advice of counsel, we intend to treat such income inclusions, to the extent distributed by a foreign TRS in the year accrued, as qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income was determined not to qualify for the 95% gross income test, we would be subject to a penalty tax with respect to such income to the extent it and other nonqualifying income exceeds 5% of our gross income and/or we could fail to qualify as a REIT.

Rents from Real Property. We currently do not intend to acquire any real property, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

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First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

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Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting its rental income from the related properties.

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test (but will be treated as non qualifying income for purposes of the 75% gross income test). A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into. To the extent that we hedge for other purposes, or to the extent that a portion of our mortgage loans is not secured by “real estate assets” (as described below under “—Asset Tests”) or in other situations, the income from those transactions will likely be treated as nonqualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when a sale of real property will not be characterized as a prohibited transaction. We cannot assure you however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” To the extent necessary to avoid the prohibited transactions tax, we will conduct sales of our assets through a TRS.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of the Treasury.

If the IRS were to determine that we failed the 95% gross income test because income inclusions with respect to our equity investments in foreign TRSs that were distributed by the foreign TRSs during the year such income was accrued are not qualifying income, it is possible that the IRS would not consider our position taken with respect to such income, and accordingly our failure to satisfy the 95% gross income test, to be considered to be due to reasonable cause and not due to willful neglect. If the IRS were to successfully assert this position, we would fail to qualify as a REIT. See “Failure to Qualify.” Accordingly, we cannot predict whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the amount by which we fail the 75% or 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs;

•

investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•	regular or residual interests in a REMIC.

However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership.

For purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described above if at least 75% of the partnership’s gross income, excluding income from prohibited transaction, is qualifying income for purposes of the 75% gross income test described above in “—Requirements for Qualification—Gross Income Tests.”

We hold, and it is possible that we may hold in the future, real estate mezzanine loans that are secured by equity interests in a non-corporate entity that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan to such a non-corporate entity, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test described above. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, any real estate mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor.

We believe that most of the residential mortgage loans (including the B notes) and mortgage-backed securities that we expect to hold will be qualifying assets for purposes of the 75% asset test. For purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan. Our debt securities issued by other REITs or corporations that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test. We believe that any stock that we will acquire in other REITs will be qualifying assets for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth assets tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a TRS election. We anticipate that value of our investment in Resource TRS, together with the value of our interest in the securities of our TRS securitizations such as Apidos CDO I, Apidos CDO III and Apidos Cinco CDO, will be less than 20% of the value of our total assets.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will have to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a failure of any of the asset tests (other than a de minimis failure of the 5% and 10% asset tests described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter and pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

To avoid an inadvertent violation of the second, third or fourth asset tests described above, we may form a trust, the sole beneficiary of which will be Resource TRS. Upon an uncured violation of the second, third or fourth asset tests described above, the asset or assets causing the violation would be deemed automatically to have been transferred to the trust before the occurrence of the violation. Once a deemed transfer occurs, we would have no further ownership interest in the assets transferred, and all income subsequently accruing with respect to the transferred assets would be reported on Resource TRS’s tax returns and would be subject to federal, state and local income tax. Similar trusts are currently under review by the IRS and there can be no assurance that the IRS would respect the deemed transfer of assets to the trust.

We currently believe that the mortgage-related assets, securities and other assets that we expect to hold will satisfy the foregoing asset test requirements. However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, the values of some assets, such as the securities of some of our TRSs, may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must make such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually make the distribution before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “—Taxation of Taxable U.S. Stockholders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•

We will recognize taxable income in advance of the related cash flow if any of our MBS are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•

We will include in our taxable income for federal income tax purposes, items of income from certain of our CDO entities, such as Apidos CDO I, Apidos CDO III and Apidos Cinco CDO, in which we hold an interest, even in the absence of actual cash distributions.

•

We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•	We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction, and individual and certain non-corporate trust and estate stockholders may be eligible for the reduced federal income tax rate of 15% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxable REIT Subsidiaries

As described above, we may own up to 100% of the stock of one or more TRSs. A TRS, other than certain foreign TRSs, is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by us. A corporation will not qualify as a TRS if it directly or indirectly operates or manages any hotels or health care facilities or provides rights to any brand name under which any hotel or health care facility is operated. We and our corporate subsidiary must elect for the subsidiary to be treated as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test. The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and us or our tenants that are not conducted on an arm’s-length basis. We have made an election to treat Resource TRS as a TRS. In addition, we have made elections to treat Apidos CDO I, Apidos CDO III and Apidos Cinco CDO as TRSs. We believe that all transactions between us and Resource TRS and any other TRS that we form or acquire will be conducted on an arm’s-length basis.

Taxation of Taxable U.S. Stockholders

The term “U.S. stockholder” means a holder of our common stock that, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

As long as we qualify as a REIT, a taxable “U.S. stockholder” must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate for “qualified dividend income.” The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rate for qualified dividend income received by noncorporate taxpayers to 15% for tax years 2003 through 2008. Under the Tax Increase Prevention and Reconciliation Act of 2005 which was signed into law on May 17, 2006, this 15% rate was extended through 2010. Without future congressional action, the maximum tax rate for such taxpayers on qualified dividend income will move to 39.6% in 2011. Qualified dividend income generally includes dividends paid to individuals, trusts and estates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “—Taxation of Our Company” above), our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends attributable to dividends received by us from non-REIT corporations, such as our domestic TRSs (but generally not from our TRSs organized as Cayman organizations), and to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock became ex-dividend.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held our common stock. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such common stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her common stock as long-term capital gain, or short-term capital gain if the shares of common stock have been held for one year or less, assuming the shares of common stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, stockholders at times may be required to pay federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Taking into account the time value of money, this acceleration of federal income tax liabilities may reduce a stockholder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased our common stock at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable stockholder will decrease. We will consider the potential effects of phantom income on our taxable stockholders in managing our investments.

Any excess inclusion income (See “—Requirements for Qualification — Taxable Mortgage Pools” for a definition of excess inclusion income) that we recognize generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year. A stockholder’s share of excess inclusion income would not be allowed to be offset by any net operating losses or other deductions otherwise available to the stockholder.

Taxation of U.S. Stockholders on the Disposition of Common Stock

In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock may be disallowed if the U.S. stockholder purchases other common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which rate will apply for the period from January 1, 2003 to December 31, 2010). The maximum tax rate on long-term capital gain applicable to individuals, trusts and estates is 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2010. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our individual, trust and estate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a current rate of 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non- foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders. See “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Furthermore, a tax-exempt stockholder’s share of any excess inclusion income that we recognize would be subject to tax as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our stock; or

•	a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our common stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of United States real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us, or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

However, reduced treaty rates are not available to the extent that the income allocated to the non-U.S. stockholder is excess inclusion income. Our excess inclusion income generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year.

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that common stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the common stock if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund from the IRS of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under special provisions of the federal income tax laws known as “FIRPTA.” The term “United States real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. The term “United States real property interests” does not generally include mortgage loans or MBS. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Under the FIRPTA rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a non-resident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder, may receive a credit against our tax liability for the amount we withhold. However, if our common stock becomes regularly traded on an established securities market in the future, capital gain distributions that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a United States real property interest, as long as the non-U.S. stockholder does not own more than 5% of that class of our stock during the taxable year. As a result, non-U.S. stockholders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

In the unlikely event that at least 50% of the assets we hold were determined to be United States real property interests, gains from the sale of our common stock by a non-U.S. stockholder could be subject to a FIRPTA tax. However, even if that event were to occur, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we were a “domestically-controlled REIT.” A domestically-controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met.

Even if we do not qualify as a domestically-controlled REIT at the time the non-U.S. stockholder sells our common stock, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA, provided that the non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period.

If the gain on the sale of the common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2010, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% tax rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our common stock.

State and Local Taxes

We and/or our stockholders may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed on for us by Ledgewood. DLA Piper US LLP will pass upon the validity of the shares of common stock being offered hereby and certain other matters under Maryland law for us.

EXPERTS

The consolidated financial statements as of December 31, 2006 and 2005 and for the year ended December 31, 2006 and the period from March 8, 2005 (Date Operations Commenced) to December 31, 2005 included in our annual report on Form 10-K for the year ended December 31, 2006, which are incorporated by reference in this registration statement and prospectus, have been audited by Grant Thornton LLP, an independent registered public accounting firm as indicated in their reports which are incorporated by reference in this registration statement and prospectus and given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC with respect to this offering. This prospectus constitutes only part of the registration statement and does not contain all of the information set forth in the registration statement, its exhibits and its schedules. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document to which we make reference are not necessarily complete and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge through our website at www.resourcecapitalcorp.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC but that we do not include in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2006.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

•	Our Current Reports on Form 8-K filed February 1, 2007, April 23, 2007 and July 2, 2007.

•	Our Definitive Proxy Statement filed June 22, 2007.

•	The description of our common stock contained in our Registration Statement on Form 8-A dated January 25, 2006.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of this offering made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update and supersede information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

You may request a copy of any of these filings, which we will provide to you at no cost, by written or oral request to us at the following address:

Resource Capital Corp.

Attention: Investor Relations

712 Fifth Avenue

10th Floor

New York, New York 10019

(212) 974-1708

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

RESOURCE CAPITAL CORP.

Common Stock

PROSPECTUS

July             , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the distribution of the securities being registered. All amounts except the SEC registration fee are estimates.

SEC registration fee	$671
Printing costs	$10,000
Legal fees and expenses	$25,000
Accounting fees and expenses	$25,000
Miscellaneous	$9,329

Total	$70,000

Item 15.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision which limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity, or in the defense of an issue, claim or matter in any such proceeding. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•

the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

ITEM 16.	EXHIBITS

Exhibit No.	Description

3.1(1)	Amended and Restated Certificate of Incorporation of Resource Capital Corp.

3.2(1)	Amended and Restated Bylaws of Resource Capital Corp.

4.1(1)	Form of Certificate for Common Stock for Resource Capital Corp.

4.2(2)	Junior Subordinated Indenture between Resource Capital Corp. and Wells Fargo Bank, N.A., as Trustee, dated May 25, 2006.

4.3(2)	Amended and Restated Trust Agreement among Resource Capital Corp., Wells Fargo Bank, N.A., Wells Fargo Delaware Trust Company and the Administrative Trustees named therein, dated May 25, 2006.

4.4(2)	Junior Subordinated Note due 2036 in the principal amount of $25,774,000, dated May 25, 2006.

4.5(3)	Junior Subordinated Indenture between Resource Capital Corp. and Wells Fargo Bank, N.A., as Trustee, dated September 29, 2006.

4.6(3)	Amended and Restated Trust Agreement among Resource Capital Corp., Wells Fargo Bank, N.A., Wells Fargo Delaware Trust Company and the Administrative Trustees named therein, dated September 29, 2006.

4.7(3)	Junior Subordinated Note due 2036 in the principal amount of $25,774,000, dated September 29, 2006.

5.1	Opinion of DLA Piper US LLP.

8.1	Opinion of Ledgewood.*

23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1).

23.2	Consent of Ledgewood (included in Exhibit 8.1).*

23.3	Consent of Grant Thornton LLP.

24.1	Power of Attorney (included as part of signature pages to this registration statement)

*	To be filed by amendment.

(1)	Filed previously as an exhibit to the Company’s registration statement on Form S-11, Registration No. 333-126517.

(2)	Filed previously as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006.

(3)	Filed previously as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a trustee, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 12, 2007.

RESOURCE CAPITAL CORP.

By:	/s/ DAVID J. BRYANT
David J. Bryant
Chief Financial Officer, Chief Accounting Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan Z. Cohen and David J. Bryant, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

/s/ EDWARD E. COHEN EDWARD E. COHEN	Chairman and Director	July 12, 2007

/s/ JONATHAN Z. COHEN JONATHAN Z. COHEN	President, Chief Executive Officer and Director (principal executive officer)	July 12, 2007

/s/ DAVID J. BRYANT DAVID J. BRYANT	Chief Financial Officer, Chief Accounting Officer and Treasurer (principal financial and accounting officer)	July 12, 2007

/s/ WALTER T. BEACH WALTER T. BEACH	Director	July 12, 2007

/s/ WILLIAM B. HART WILLIAM B. HART	Director	July 12, 2007

/s/ GARY ICKOWICZ GARY ICKOWICZ	Director	July 12, 2007

/s/ MURRAY S. LEVIN MURRAY S. LEVIN	Director	July 12, 2007

/s/ P. SHERRILL NEFF P. SHERRILL NEFF	Director	July 12, 2007

EXHIBITS

Exhibit No.	Description

3.1(1)	Amended and Restated Certificate of Incorporation of Resource Capital Corp.

3.2(1)	Amended and Restated Bylaws of Resource Capital Corp.

4.1(1)	Form of Certificate for Common Stock for Resource Capital Corp.

4.2(2)	Junior Subordinated Indenture between Resource Capital Corp. and Wells Fargo Bank, N.A., as Trustee, dated May 25, 2006.

4.3(2)	Amended and Restated Trust Agreement among Resource Capital Corp., Wells Fargo Bank, N.A., Wells Fargo Delaware Trust Company and the Administrative Trustees named therein, dated May 25, 2006.

4.4(2)	Junior Subordinated Note due 2036 in the principal amount of $25,774,000, dated May 25, 2006.

4.5(3)	Junior Subordinated Indenture between Resource Capital Corp. and Wells Fargo Bank, N.A., as Trustee, dated September 29, 2006.

4.6(3)	Amended and Restated Trust Agreement among Resource Capital Corp., Wells Fargo Bank, N.A., Wells Fargo Delaware Trust Company and the Administrative Trustees named therein, dated September 29, 2006.

4.7(3)	Junior Subordinated Note due 2036 in the principal amount of $25,774,000, dated September 29, 2006.

5.1	Opinion of DLA Piper US LLP.

8.1	Opinion of Ledgewood.*

23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1).

23.2	Consent of Ledgewood (included in Exhibit 8.1).*

23.3	Consent of Grant Thornton LLP.

24.1	Power of Attorney (included as part of signature pages to this registration statement)

*	To be filed by amendment.

(1)	Filed previously as an exhibit to the Company’s registration statement on Form S-11, Registration No. 333-126517.

(2)	Filed previously as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006.

(3)	Filed previously as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006.